     As filed with the Securities and Exchange Commission on June 21, 1999
                                                 Registration Statement No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            _______________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                            _______________________

                            CHITTENDEN CORPORATION
            (Exact name of Registrant as Specified in Its Charter)

          Vermont                                           03-0228404
 (State of Incorporation)                     (I.R.S. Employer Identification #)

                             Two Burlington Square
                          Burlington, Vermont  05401
                                (802) 658-4000
      (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

 VERMONT FINANCIAL SERVICES CORP. AMENDED AND RESTATED 1994 STOCK OPTION PLAN
                    EASTERN BANCORP, INC. STOCK OPTION PLAN
                  VERMONT FEDERAL BANK, FSB STOCK OPTION PLAN
                 WEST MASS BANKSHARES, INC. STOCK OPTION PLAN
                           (Full Title of the Plan)

                            _______________________

                               Paul A. Perrault
                        Chairman, President and C.E.O.
                            Chittenden Corporation
                             Two Burlington Square
                          Burlington, Vermont  05401
                                (802) 658-4000
     (Name, address, including zip code, and telephone number, including area code, of agent for service)


                                With copies to:
                           F. Sheldon Prentice, Esq.
             Senior Vice President, General Counsel and Secretary
                            Chittenden Corporation
                             Two Burlington Square
                          Burlington, Vermont  05401
                                (802) 658-4000

                            _______________________

                        CALCULATION OF REGISTRATION FEE

========================================================================================================================
  Title of Securities         Amount to be           Proposed Maximum        Proposed Maximum             Amount of
   Being Registered          Registered (1)      Offering Price Per Share   Aggregate Offering Price   Registration Fee
------------------------------------------------------------------------------------------------------------------------
Common Stock, par value        464,456 (2)             $28.84375(6)                $14,515,012             $4,036(7)
 $1.00 per share                31,073 (3)
                                 6,630 (4)
                                 1,070 (5)
========================================================================================================================

(1) Plus such additional number of shares as may be required in the event of a stock dividend, stock split, split-up, recapitalization or other similar event.

(2) This Registration Statement relates to 464,456 shares of Chittenden Corporation's ("Chittenden's") common stock that may be issued upon the exercise of options issued under the Vermont Financial Services Corp. Amended and Restated 1994 Stock Option Plan, which was assumed by Chittenden upon consummation of the merger of Vermont Financial Services Corp. with and into Chittenden, with Chittenden as the surviving corporation, on May 28, 1999.

(3) This Registration Statement relates to 31,073 shares of Chittenden's common stock that may be issued upon the exercise of options issued under the Eastern Bancorp, Inc. Stock Option Plan, which was assumed by Chittenden upon consummation of the merger of Vermont Financial Services Corp. with and into Chittenden, with Chittenden as the surviving corporation, on May 28, 1999.

(4) This Registration Statement relates to 6,630 shares of Chittenden's common stock that may be issued upon the exercise of options issued under the Vermont Federal Bank, FSB Stock Option Plan, which was assumed by Chittenden upon consummation of the merger of Vermont Financial Services Corp. with and into Chittenden, with Chittenden as the surviving corporation, on May 28, 1999.

(5) This Registration Statement relates to 1,070 shares of Chittenden's common stock that may be issued upon the exercise of options issued under the West Mass Bankshares, Inc. Stock Option Plan, which was assumed by Chittenden upon consummation of the merger of Vermont Financial Services Corp. with and into Chittenden, with Chittenden as the surviving corporation, on May 28, 1999.

(6) This estimate is based on the average of the high and low sales prices on the New York Stock Exchange of the common stock of Chittenden on June 15, 1999, pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, and is made solely for the purposes of determining the registration fee.

(7) In connection with the filing of its Registration Statement on Form S-4 (File No. 333-75769), Chittenden paid a registration fee on an aggregate of 15,496,225 shares of common stock, calculated in accordance with Rule 457(f)(1), including 503,229 shares of Chittenden=s common stock issuable upon exercise of the options under the Vermont Financial Services Corp. Amended and Restated 1994 Stock Option Plan, Vermont Federal Bank, FSB Stock Option Plan, Eastern Bancorp, Inc. Stock Option Plan and West Mass Bankshares, Inc. Stock Option Plan. Accordingly, pursuant to Rule 457(b), Chittenden is applying $4,036, the portion of the fee paid under the Form S-4 Registration Statement for the common stock issuable upon exercise of such options, against the fee payable for the securities registered hereunder.

================================================================================

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Certain Documents by Reference.
          -----------------------------------------------

     Chittenden Corporation ("Chittenden") hereby incorporates by reference the following documents which have been previously filed with the Securities and Exchange Commission (the "Commission"):

     (a) The annual report filed on Form 10-K for the fiscal year ended December 31, 1998, filed with the Commission on March 24, 1999, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (b) The Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, filed with the Commission on May 14, 1999, pursuant to the Exchange Act;

     (c) The Current Report on Form 8-K/A filed on January 9, 1999, the Current Report on Form 8-K filed on May 6, 1999, and the Current Report on Form 8-K filed on June 11, 1999, all of which were filed with the Commission pursuant to the Exchange Act; and

     (d) The description of Chittenden's Common Stock contained in its Registration Statement on Form 8-A, filed with the Commission on January 9, 1998, under Section 12 of the Exchange Act, and any amendments or reports filed for the purpose of updating such description.

     In addition, all documents subsequently filed with the Securities and Exchange Commission by Chittenden pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.
          -------------------------

     Not Applicable.

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

     Certain legal matters in connection with the issuance of the Common Stock offered by this Registration Statement are being passed upon for Chittenden by
F. Sheldon Prentice, Esq., Senior Vice President, General Counsel and Secretary of Chittenden.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

     The Vermont Business Corporation Act ("VBCA") permits a corporation to indemnify a director against judgements, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in that capacity if: (1) the director conducted himself or herself in good faith, (2) the director reasonably believed that his or her conduct, in an official capacity with the corporation, was in the best interests of the corporation and, in all other cases, the conduct was at least not opposed to its best interests, and (3) in a proceeding brought by a governmental entity, the director had no reasonable cause to believe his or her conduct was unlawful, and the director is not finally found to have engaged in a reckless or intentional unlawful act. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendre is not, of itself, determinative that the director did not meet the standard of conduct necessary for indemnification. Notwithstanding the foregoing, a corporation may not indemnify a director if the director was adjudged liable: (a) to the corporation in a proceeding by or in the right of a corporation, or (b) on the basis that a personal benefit was improperly received by the director in a proceeding charging improper personal benefit to the director. In addition, the VBCA provides that, unless limited in a corporation's charter, a corporation shall indemnify its directors and officers who are wholly successful, on the merits or otherwise, in the defense of any proceeding to which the directors or officers are parties by reason of their service in those capacities against reasonable expenses incurred in connection with the proceeding. Chittenden's charter does not limit such statutory right to indemnification.

     As permitted by the VBCA, Chittenden's bylaws provide that Chittenden shall indemnify its directors and officers to the fullest extent provided by the general laws of the State of Vermont, including the advancement of expenses under the procedures provided by such laws. In addition, Chittenden's bylaws contain the procedures pursuant to which such indemnification is effectuated.

     The VBCA permits the charter of a Vermont corporation to include a provision eliminating or limiting the liability of a director to the corporation or its stockholders for money damages for any action taken, or any failure to take any action, solely as a director, based on a failure to discharge his or her duties, except for (i) the amount of a financial benefit received by a director to which the director is not entitled; (ii) an intentional or reckless infliction of harm on the corporation or the stockholders; (iii) voting for or assenting to an unlawful distribution or (iv) an intentional or reckless criminal act. Chittenden's charter provides for the elimination of such liability to the full extent provided by Vermont law.

     As permitted by the VBCA, Chittenden maintains directors and officers liability insurance in amounts and on terms which the Chittenden Board of Directors deems reasonable. In the ordinary course of business, the Chittenden Board of Directors regularly reviews the scope and adequacy of such insurance coverage.

Item 7.   Exemption from Registration Claimed.
          -----------------------------------

     Not Applicable.

Item 8.   Exhibits.
          --------

     (a) The following is a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

Exhibit
-------

    5.1 Opinion of F. Sheldon Prentice, as to the legality of the securities being registered.
    23.1  Consent of Arthur Andersen LLP.
    23.2  Consent of KMPG LLP.
    23.3  Consent of PricewaterhouseCoopers LLP.
    23.4 Consent of Counsel, F. Sheldon Prentice (included in Exhibit 5.1 hereto).
    24.1  Power of Attorney (included on the signature page hereto).
    99.1 Vermont Financial Services Corp. Amended and Restated 1994 Stock Option Plan. (Incorporated by reference to an attachment to the Proxy Statement filed by Vermont Financial Services Corp.

          on April 22, 1998).
    99.2  Eastern Bancorp, Inc. Stock Option Plan. (Incorporated by reference to
          Exhibit 4.1 of the Registration Statement filed by Vermont Financial Services Corp. on Form S-8 (File No. 333-30251) on June 27, 1997).
    99.3 Vermont Federal Bank, FSB Stock Option Plan. (Incorporated by reference to Exhibit 4.1 of the Registration Statement filed by Vermont Financial Services Corp. on Form S-8 (File No. 333-30251) on June 27, 1997).
    99.4 West Mass Bankshares, Inc. Stock Option Plan. (Incorporated by reference to Exhibit 4.1.(d) of the Registration Statement filed by Vermont Financial Services Corp. on Form S-8 (File No. 33-58259) on March 24, 1995).

Item 9.   Undertakings.
          ------------

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Chittenden pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Chittenden's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Chittenden pursuant to the foregoing provisions, or otherwise,

Chittenden has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Chittenden of expenses incurred or paid by a director, officer or controlling person of Chittenden in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Chittenden will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Chittenden Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement (the "Registration Statement") to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, Vermont, on this 19th day of May 1999.

                                    Chittenden Corporation



                                    By: /s/ Paul A. Perrault
                                       ------------------------------------
                                       Paul A. Perrault
                                       Chairman of the Board, President and
                                       Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL BY THESE PRESENTS, that each individual whose signature appears below hereby severally constitutes and appoints Paul A. Perrault and F. Sheldon Prentice, and each of them singly, such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any substitute or substitutes of any of them may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities and Exchange Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                     Capacity                              Date
      ---------                     --------                              ----
/s/ Paul A. Perrault             Chairman of the Board, President      May 19, 1999
---------------------------
Paul A. Perrault                 and Chief Executive Officer
                                 (Principal Executive Officer)

/s/ Frederic H. Bertrand         Director                              May 19, 1999
---------------------------
Frederic H. Bertrand


/s/ David M. Boardman            Director                              May 19, 1999
---------------------------
David M. Boardman


/s/ Paul J. Carrara              Director                              May 19, 1999
---------------------------
Paul J. Carrara


/s/ Sally W. Crawford            Director                              May 19, 1999
---------------------------
Sally W. Crawford

/s/ Richard D. Driscoll          Director                              May 19, 1999
---------------------------
Richard D. Driscoll


/s/ Lyn Hutton                   Director                              May 19, 1999
---------------------------
Lyn Hutton


/s/ Philip A. Kolvoord           Director                              May 19, 1999
---------------------------
Philip A. Kolvoord


/s/ James C. Pizzagalli          Director                              May 19, 1999
---------------------------
James C. Pizzagalli


/s/ Pall D. Spera                Director                              May 19, 1999
---------------------------
Pall D. Spera


/s/ Martel D. Wilson, Jr.        Director                              May 19, 1999
---------------------------
Martel D. Wilson, Jr.


/s/ Kirk W. Walters              Executive Vice President and          May 19, 1999
---------------------------
Kirk W. Walters                  Chief Financial Officer
                                 (Principal Financial and
                                 Accounting Officer)

                                 EXHIBIT INDEX


Exhibit No.    Description
----------     -----------

     5.1 Opinion of F. Sheldon Prentice, as to the legality of the securities being registered.
    23.1       Consent of Arthur Andersen LLP.
    23.2       Consent of KMPG LLP.
    23.3       Consent of PricewaterhouseCoopers LLP.
    23.4 Consent of Counsel, F. Sheldon Prentice (included in Exhibit 5.1 hereto).
    24.1       Power of Attorney (included on the signature page hereto).
    99.1 Vermont Financial Services Corp. Amended and Restated 1994 Stock Option Plan. (Incorporated by reference to an attachment to the Proxy Statement filed by Vermont Financial Services Corp. on April 22, 1998).
    99.2 Eastern Bancorp, Inc. Stock Option Plan. (Incorporated by reference to Exhibit 4.1 of the Registration Statement filed by Vermont Financial Services Corp. on Form S-8 (File No. 333-30251) on June 27, 1997).
    99.3 Vermont Federal Bank, FSB Stock Option Plan. (Incorporated by reference to Exhibit 4.1 of the Registration Statement filed by Vermont Financial Services Corp. on Form S-8 (File No. 333-30251) on June 27, 1997).
    99.4 West Mass Bankshares, Inc. Stock Option Plan. (Incorporated by reference to Exhibit 4.1.(d) of the Registration Statement filed by Vermont Financial Services Corp. on Form S-8 (File No. 33-58259) on March 24, 1995).